UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

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Navigant Consulting, Inc.

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Dear colleagues,

This morning Navigant announced the signing of a definitive agreement to be acquired by Guidehouse, a portfolio company of Veritas Capital. Veritas Capital is a leading private equity firm that invests in companies that provide critical products and services, primarily technology and technology-enabled solutions, to government and commercial customers worldwide.

Navigant will merge with Guidehouse, a strategic advisory firm that solves complex business problems for government clients at the federal, state and local levels, such as the Department of Defense, Homeland Security, and Veterans Affairs. Guidehouse was acquired by Veritas in 2018 and was previously the US Public Sector (i.e. government-facing) business unit of PricewaterhouseCoopers (PwC).

Today’s announcement follows a structured strategic review process organized by Navigant’s Board of Directors and executive management team. Veritas has agreed to purchase Navigant at a price of $28/share, or roughly $1.1B. For more details, please review the press release.

While the transaction is expected to close in the fourth quarter of this year and there are a host of decisions to still be made collaboratively by teams of people from both organizations, there are certain things we know.

Scott McIntyre, current CEO of Guidehouse, will be the CEO of the combined organization upon closing. Each of our three segment leaders – Jan Vrins from Energy, Ellen Zimiles from FSAC, and David Zito from Healthcare – will continue in their respective roles going forward and will continue to lead their segments within the combined platform.

I’m sure most of you are asking why we chose this path for Navigant, so let me take a few moments to outline the situation.

Following last year’s divestiture of our DFLT and TAS practices to Ankura, we sharpened our strategy to focus on management consulting and managed services solutions for our clients in our key industries and to build deeper digital capabilities.

Since that time, we learned that these strategic initiatives were valued by the market and our reconstituted business also attracted interest from potential strategic partners and financial sponsors as well.

From a shareholder perspective, the Board determined, after a review of strategic alternatives and the solicitation of offers from both strategic and financial partners, that this transaction was in the best interest of our shareholders.

We determined that while we have clearly been making significant progress during the past year, and could have continued to compete independently, Navigant was not moving at the pace we all wanted.

We also believe that this is the right transaction for our clients and our company.

With the right partner, we saw several opportunities:

•	To accelerate our digital strategy and grow our capabilities with a partner that brings to the table additional skills and access to new, complementary markets.

•	To diversify the industries we serve and broaden the skills we already have.

•	To expand the potential for broader career opportunities and paths for our people.

The combination of Guidehouse and Navigant provides a unique combination of complementary capabilities. Guidehouse is focused on the public sector, while Navigant concentrates on the commercial sector. Guidehouse has strengths in Healthcare, Financial Services, and Energy, as well as Aerospace & Defense and National Security. Our cultures are similar, down to using some of the same words to describe our values. Our clients, employees and shareholders will all benefit from the strategic, cultural, and financial alignment.

Upon closing, we will be a $1.3B revenue consulting power serving both the private and public sector, leveraging talent in key industry domains as well as deep digital competencies, on a private platform enabling significant investment. Until that time, despite this bold new direction, it will be business as usual for all of us, so please remain as focused as possible on your respective roles.

This is an exciting and extraordinary leap for Navigant, and I am very excited about the future potential of the combined organization for our people and our clients.

Please look for an invitation to an all employee call later today where we can discuss this announcement in more detail and be responsive to your questions. In the interim, please reference this FAQ document.

Sincerely,

Julie M. Howard

Chairman & Chief Executive Officer

Additional Information Regarding the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities of Navigant Consulting, Inc. (the “Company”) or the solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving the Company, Guidehouse LLP and Isaac Merger Sub, Inc. The proposed merger of the Company will be submitted to the stockholders of the Company for their consideration. In connection therewith, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a definitive proxy statement which will be mailed to the stockholders of the Company. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.navigant.com under the heading “SEC Filings” in the “Investor Relations” portion of the Company’s website.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed merger transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 9, 2019, its annual report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on February 28, 2019, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.